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                                                                     EXHIBIT 5.1

                 [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]





                               August 21, 1996


Superconductor Technologies Inc.
460 Ward Drive, Suite F
Santa Barbara, CA 93111-2310

        Re:     REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

        We have examined the Registration on Form S-1 filed by you with the Securities and Exchange Commission on August 21, 1996 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 2,300,000 shares of your Common Stock (the "Shares") which are authorized but heretofore unissued. The Shares include an over-allotment option for 300,000 shares granted to the underwriters. The Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the Underwriting Agreement filed as an exhibit thereto. As your counsel, we have examined the proceedings proposed to be taken in connection with the sale and issuance of the Shares.

        It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states, where required, the Shares when issued and sold in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                        Very truly yours,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation


                                        /s/ WILSON SONSINI GOODRICH & ROSATI